Execution Version THIRD SUPPLEMENTAL INDENTURE Third Supplemental Indenture (this “Supplemental Indenture”), dated as of March 18, 2022, among AirOpCo 1ET Bermuda Ltd., a Bermuda exempted company (“AirOpCo”), AVSA Leasing 2, a Delaware statutory trust (“AVSA 2”), AVSA Leasing 4, a Delaware statutory trust (“AVSA 4”), AIRCOL 13, a Delaware statutory trust (“AIRCOL 13”), AIRCOL 20, a Delaware statutory trust (“AIRCOL 20”), AIRCOL 25, a Delaware statutory trust (“AIRCOL 25”), Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee of MSN 5280 Trust, MSN 5333 Trust, MSN 5068 Trust, MSN 5406 Trust, Airlease Twenty Nine Limited, Airsal 2, Airsal 3 and Airsal 7 (“WFTC”) and Wilmington Trust Company, a Delaware trust company, not in its individual capacity but solely as owner trustee of Aircol 26, Aircol 38, Aircol 33, Aircol 37, Aircol 35 and Aircol 36 (“Wilmington” and, together with AirOpCo, AVSA 2, AVSA 4, AIRCOL 13, AIRCOL 20, AIRCOL 25 and WFTC, collectively, the “Guaranteeing Subsidiaries”), affiliates of Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Issuer”), and U.S. Bank Trust Company, National Association, as trustee (successor trustee to U.S. Bank National Association, the “Trustee”). W I T N E S S E T H WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of April 12, 2021, as supplemented by that certain First Supplemental Indenture, dated as of September 24, 2021 (the “First Supplemental Indenture”) and that certain Second Supplemental Indenture, dated as of January 28, 2022 (the “Second Supplemental Indenture”; the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of Senior Notes due 2028 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. (2) Agreement to be Bound; Guarantee. Each Guaranteeing Subsidiary by executing this Supplemental Indenture agrees to be a Guarantor (as defined in the Indenture referred to above) under the Indenture for all purposes thereof and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the Indenture, including but not limited to the obligations and agreements in Article X thereof.

(3) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. (5) Effect of Headings. The Section headings herein are for convenience of reference only, and are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions. (6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries. (7) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits. (8) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby and entitled to the benefits hereof. [Signature Page Follows]

Rutzy Lualhati c/o Fortress Investment Group LLC 1345 Avenue of the Americas 45th floor NY, NY USA 10105 Legal Manager - Fortress Investment Group LLC

AVSA LEASING 2
By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By: ______________________
Name: Kevin McGarvey
Title: Officer

AVSA LEASING 4
By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By: ______________________
Name: Kevin McGarvey
Title: Officer

AIRCOL 13
By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By: ______________________
Name: Kevin McGarvey
Title: Officer

AIRCOL 20
By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By: ______________________
Name: Kevin McGarvey
Title: Officer

AIRCOL 25
By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By: ______________________
Name: Kevin McGarvey
Title: Officer

[*Signature Page to Third Supplemental Indenture (Notes due 2028)*]

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as owner trustee of Aircol 26

By: ______________________________
Name: Kevin McGarvey
Title: Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as owner trustee of Aircol 38

By: ______________________________
Name: Kevin McGarvey
Title: Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as owner trustee of Aircol 33

By: ______________________________
Name: Kevin McGarvey
Title: Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as owner trustee of Aircol 37

By: ______________________________
Name: Kevin McGarvey
Title: Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as owner trustee of Aircol 35

By: ______________________________
Name: Kevin McGarvey
Title: Officer

[*Signature Page to Third Supplemental Indenture (Notes due 2028)*]

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as owner trustee of Aircol 36

By: ______________________________

Name: Kevin McGarvey
Title: Officer

[*Signature Page to Third Supplemental Indenture (Notes due 2028)*]

[Signature Page to Third Supplemental Indenture (Notes due 2028)] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Name: Title: Joshua A. Hahn Vice President